UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2024

THE REAL GOOD FOOD COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41025	87-1280343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Executive Campus, Suite 155

Cherry Hill, NJ 08002

(Address of Principal Executive Offices; Zip Code)

(856) 644-5624

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A common stock $0.0001 par value per share	RGF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2024, Real Good Foods, LLC, a wholly owned subsidiary of The Real Good Food Company, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its amended and restated Loan and Security Agreement with PMC Financial Services Group, LLC (“PMC”), dated June 30, 2016 (the “Existing Credit Facility”).

The Amendment amended the Existing Credit Facility to allow for the increase to the borrowing availability on the Revolving Credit Facility from $38.0 million to $42.0 million. Additionally, the amendment increased the approved overadvance loans from $38.0 million to $42.0 million. All other terms of the agreement remain unchanged from the previous amendment.

As consideration for the Amendment, the Company issued a warrant to PMC, exercisable into class A common stock equal to 5.09% of the Company’s total diluted equity at the date of exercise, at an exercise price of $0.01 per share. The warrant is exercisable beginning on December 31, 2025, or upon either a change in control or a payoff of the outstanding debt, and expires on November 20, 2033.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.2	Amendment Number Thirty One to Loan and Security Agreement, dated as of July 14, 2024, by and between Real Good Foods, LLC, and PMC Financial Services Group, LLC.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REAL GOOD FOOD COMPANY, INC.

Date: July 18, 2024	By:	/s/ Tim Zimmer
Tim Zimmer
Chief Executive Officer